Exhibit 10k-6

               SIXTH ADMINISTRATIVE AMENDMENT
                             TO
                 AMERITECH SENIOR MANAGEMENT
           RETIREMENT AND SURVIVOR PROTECTION PLAN
  (As Amended and Restated Effective as of January 1, 1992)



     Pursuant to authority reserved to Ameritech
Corporation, the Ameritech Senior Management Retirement and Survivor Protection Plan (As Amended and Restated Effective as of January 1, 1992) (the "Plan") is hereby amended effective as of January 1, 1995, to delete subsection 2.1 in its entirety and to substitute the following therefor:

     "2.1.     Participation.  Each Senior Management
Employee (as defined below) of the Company and the Subsidiaries who was a participant in any of the Predecessor Plans on December 31, 1985 shall become a Participant in the Plan on January 1, 1986. Any employee who was a Participant as of December 31, 1994 shall remain a Participant as long as he remains a Senior Management Employee or meets the requirements to be an Eligible Employee (as defined below). Each other Eligible Employee shall become a Participant in the Plan as of the earliest date on which:

     (a)  such employee's accrued benefit under the Pension
          Plan is limited by reason of the application of either section 401(a)(17) or 415 of the Internal
          Revenue Code of 1986, as amended (the "Code");

     (b) such employee is entitled to an award under the Company's or Subsidiary's Senior Management Short
          Term Incentive Plan (the "Incentive Plan");

     (c) such employee is a Mid-Career Employee which shall mean an individual who is hired or rehired at age 35 or older at a level equivalent to Fourth Level or above, who terminates at a level above Fifth Level or its equivalent and whose entire term of employment after November 18, 1981 is classified as full-time; or

     (d) such employee has made a salary deferral under the Company's Senior Management Supplemental Savings and Deferral Plan.

In addition, solely with respect to the Surviving Spouse Benefit described in subsection 5.5, a Participant shall include an individual who is entitled to a Disability Pension under the Pension Plan, and who prior to commencement of such Disability Pension was a Senior Management Employee or an Eligible Employee. The term "Senior Management Employee" means an employee on the active payroll of the Company or any Subsidiary who has attained a level higher than Department Level or equivalent Fifth Level, and who holds a position that the Board of Directors of the Company has designated to be within its Senior Management Group.

The term "Eligible Employee" means a full-time management employee on the active payroll of the Company of any Subsidiary who either (i) is a member of the Company's Management Committee or (ii) has attained any of salary grades CR 5 through 9. An individual who on or after April 1, 1993 is no longer a Senior Management Employee nor an Eligible Employee shall cease to be a Plan Participant for all purposes under the Plan effective as of the date such individual ceases to be a Senior Management Employee or an Eligible Employee; provided, that any former Senior Management Employee who ceased to be a Senior Management Employee before April 1, 1993 shall cease to be a Plan Participant for all purposes under this Plan when the amount of any salary deferrals, any awards deferred under the annual bonus plans of the Company or a Subsidiary and any actual awards under the Incentive Plans (without regard to any deferral of such salary or awards under the Ameritech Senior Management Supplemental Savings and Deferral Plan) earned or deferred while such individual was a Senior Management Employee shall no longer be included in such individual's Modified Compensation as defined in subsection
3.1 of this Plan."

Dated:    April 3, 1995



                                   AMERITECH CORPORATION


                              By:  /s/ Walter M. Oliver
                                   Senior Vice President -
Concur:                                 Human Resources


/s/ Thomas P. Hester
Executive Vice President and
General Counsel



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